UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2021

GrandSouth Bancorporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-31937	57-1104394
(Commission File Number)	(IRS Employer Identification No.)

381 Halton Road, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 770-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On July 2, 2021, GrandSouth Bancorporation (the “Company”), the holding company for GrandSouth Bank, announced that Mrs. LeeAnn Weber, who joined the Company’s Board of Directors in March 2021, was elected at the Company’s 2021 annual meeting of shareholders to serve a one-year term expiring at the 2022 annual meeting of shareholders.

The information in Items 7.01 and 9.01, including Exhibit 99.1, is furnished to, and not filed with, the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibit
99.1	Press Release dated July 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDSOUTH BANCORPORATION

Dated: July 2, 2021	By:	/s/ John B. Garrett
	Name:	John B. Garrett
	Title:	Chief Financial Officer